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                            REAL ESTATE PURCHASE AGREEMENT


THIS REAL ESTATE PURCHASE AGREEMENT is executed this 1st day of May 1994, by Greenbrooke Associates, Ltd. a Michigan corporation, of 29 Monroe N.W., Grand Rapids, Michigan 49503 ("Seller"), and United Development Management Company, an Illinois corporation, of 2100 Golf Road, Suite 110, Rolling Meadows, Illinois 60008 ("Buyer").

                                       RECITALS

    A. Seller desires to sell and Buyer agrees to purchase, on the terms and conditions contained in this Agreement, sixty-four (64) condominium partially improved sites. This real property being commonly known as the part of the Bayberry Farms I Plat, located in the City of Wyoming, Kent County, Michigan, and more particularly described on attached Exhibit A (the "Sites").

    B. The parties enter into this Agreement with full knowledge of their rights and of their own free will and judgment and without any undue influence, duress or coercion of any nature whatsoever.

                                      AGREEMENT

    1. Purchase Price: In consideration of the sum of One Dollar ($1.00), Seller agrees to sell to Buyer sixty-four (4) partially improved condominium sites for an aggregate price of $230,000 payable at the time of closing on the property.

    2. The closing is subject to any building or use restrictions, easements or encumbrances of record, zoning ordinances and together with all rights and appurtenances recorded against the property.

    3. The closing shall take place on or about April 1, 1995, or at the completion of the primary drive improvements, at the office of Greenbrooke Associates, Ltd.

    4. PROPERTY TAXES. All real estate taxes, special assessments, if any, and personal property taxes which are due and payable or a lien or both as of the date of the closing with respect to any of the Sites shall be paid by Seller WITHOUT PRORATION.

    5. UTILITIES. Seller shall be responsible for and shall pay all amounts due for utilities through the Closing Date and Buyer shall be responsible for and shall pay for all such charges after the Closing Date or such charges shall be prorated between Buyer and Seller as of the Closing Date.

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    6.   WARRANTY DEED; CITIZENSHIP.  The Sites shall be transferred to Buyer by warranty deed.

    7. POSSESSION. Seller shall tender possession of the Sites to Buyer at Closing.

    8. CLOSING. Information: Seller shall deliver to Buyer within thirty days, copy of title, ALTA survey, environmental report and any and all ordinances relating to this property.

    9. ACCESS. From the date of this Agreement until the close of the purchase of any of the Sites by Buyer, Buyer and its employees, agents or contractors shall have the right to go upon the Sites for this purpose of making soil tests, engineering surveys or any other investigations or inspections necessary for the protection of Buyer or Buyer's financiers.

    10. BROKERS. Seller and Buyer represent to each other that neither of them, nor representatives of either of them, has incurred any liability for any broker's, finder's or similar fees in connection with this Agreement and the transactions contemplated by this Agreement.

    11. TRANSFER TAXES AND RECORDING FEES. Seller shall pay all closing, transfer, conveyance or stamp taxes and recording fees incurred in connection with this transaction.

    12. NO ASSUMPTION OF LIABILITIES. It is understood and agreed that the transactions covered by this Agreement relate only to a purchase of the Sites. Buyer has not and will not obtain any interest in Seller's obligations or liabilities and assumes and succeeds to no obligations or liabilities of Seller, and Seller will, upon demand, fully indemnify, defend and hold Buyer harmless from any and all claims or demands made or losses, costs, expenses, damages, settlement or compromise payments paid or incurred as a result of any action or claim brought or made against Buyer upon claim, demand or assertion disputing or contrary to the terms and provisions of this Agreement, or under any theory of liability assumption or successor liability, and Seller agrees to reimburse Buyer, upon demand, for any and all such losses, costs, expenses, disbursements, damages, settlement or compromise payments and reasonable attorneys' fees through appellate and enforcement or collection proceedings paid or incurred by Buyer as a result of consequence thereof.

    13. TIME OF THE ESSENCE. Time is of the essence to finalize this Agreement and, therefore, all dates and terms shall be strictly adhered to unless waived in writing by either party to this Agreement.

    14. ENCUMBRANCES. Seller shall not mortgage or otherwise encumber the Sites during the period of the option granted in this Agreement or any extension without the prior written consent of Buyer, which consent shall not be unreasonably withheld, except for Byron State Bank.

    15.  MISCELLANEOUS.

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         a.   SEVERABILITY.  The invalidity or unenforceability of any
provision of this Agreement shall not affect the enforceability or validity of remaining provisions and this Agreement shall be construed in all respects as if any invalid or unenforceable provision were omitted.

         b. WAIVER. No failure or delay on the part of any party in exercising any right, power or privilege under this Agreement shall operate as a wavier thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

         c. GOVERNING LAW. This Agreement is being executed and delivered and is intended to be performed in the State of Michigan and shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Michigan.

         d. HEADINGS. The headings to the various paragraphs contained in this Agreement have been inserted for convenient reference only and shall to no extent affect the meaning or interpretation of this Agreement.

         e. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one instrument.

         f. SUCCESSORS. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

         g. ASSIGNMENT. This Agreement shall not be assigned by any party without prior written consent of all parties to this Agreement.

         h. MERGER AND MODIFICATION. This constitutes the entire agreement between the parties with respect to the subject matter of this Agreement, and any prior discussions, negotiations and agreements between the parties are merged in this Agreement.

         i. AMENDMENT. This Agreement may be amended only in writing executed by all parties.

         j. WORDS AND GENDER OR NUMBER. Unless the context clearly indicates the contrary, the singular number, as used in this Agreement, shall include the plural, the plural the singular and the use of any gender shall be applicable to all genders.

         k. ATTORNEYS' FEES AND COSTS. In the event litigation is commenced for breach or alleged breach of this Agreement, the prevailing party will be entitled to recover reasonable attorneys' fees and costs through all appellate and enforcement or collection proceedings.

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    By signing this Purchase Agreement, the parties acknowledge that they have read this document, they know its contents and they are voluntarily signing it.

WITNESSES TO SELLER:              SELLER:

                                  GREENBROOKE ASSOCIATES, LTD.


                                  By:  Edward Havlik
------------------------             -------------------------------
                                  Its  President
------------------------             -------------------------------




WITNESSES TO BUYER:               BUYER:

                                  UNITED DEVELOPMENT MANAGEMENT COMPANY


  /s/ Illegible                   By:  /s/ William J. Crock, Jr.
------------------------             -------------------------------
                                       William J. Crock
                                       Its Secretary

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                                      EXHIBIT A

                                  LEGAL DESCRIPTION


Part of the Southeast 1/4 of Section 33, T5N, R12W, City of Wyoming, Kent County, Michigan described as: Commencing at the East 1/4 corner of Section 33; thence N89-DEG.-34'54"W 1228.53 feet along the East and West 1/4 line of said Section to the place of beginning; thence S01-DEG.-12'13"E 535.26 feet; thence S35-DEG.-45'35"E 300.00 feet; thence S54-DEG.-14'25"W 168.00 feet;
thence S35-DEG.-45'35"E 367.71 feet; thence S54-DEG.-14'25"W 145.89 feet;
thence N43-DEG.-00'14"W 142.38 feet; thence N54-DEG.-03'47"W 61.00 feet;
thence N35-DEG.-45'35"W 422.05 feet; thence N89-DEG.-34'54"W 207.76 feet;
thence N60-DEG.-52'32"W 132.53 feet; thence N60-DEG.-04'16"W 60.44 feet;
thence N60-DEG.-23'57"W 181.05 feet; thence N01-DEG.-12'13"W 603.96 feet along the East line of the West 622.00 feet of the Southeast 1/4 of Section 33; thence S89-DEG.-34'54"E 795.32 feet along the East and West 1/4 line of
Section 33 to the place of beginning.  Containing 16.5197 acres.



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